Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding, dated January 15, 2009 (“Agreement”) is entered by and among Changda International, Ltd., a company organized under the laws of Marshall Islands, “Changda”), and Promodoeswork.com, Inc. , a Nevada corporation   (“PDWK”) (Changda and PDWK each a “Party” and collectively the “Parties”).

WHEREAS, it is the intention of the Parties that: (i) PDWK acquire 100% of the voting capital stock of Changda (the “Changda Shares”)  in exchange solely for common shares of  PDWK as set forth herein;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1

Agreement to Exchange Changda Shares for PDWK Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in definitive agreements governing the transactions anticipated hereby, (the “Definitive Agreement”), all holders of Changda Shares (the “Changda Shareholders”) shall be offered the opportunity to  sell, assign, transfer, convey and deliver the Changda Shares (representing 100% of the issued and outstanding Changda Shares), to PDWK,  in exchange for the issuance to the Changda Shareholders of a number of newly issued shares of PDWK, as shall be negotiated with the Changda Shareholders.

Section 1.2

Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, PDWK shall have authorized (a) 100,000,000  shares of Common Stock, par value $ 0.001 per share, of which 8,800,000  shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid.

Section 1.3

Closing. The closing of the transactions contemplated by this Agreement  (the “Closing”) are anticipated to take place at 10:00 a.m. E.S.T. at least 10 days following the filing  and transmission of a Schedule14F-1 and following satisfaction or waiver of the conditions to closing set forth in Articles IV and V herein (the “Closing Date”).   At the Closing,  the Changda Shareholders shall deliver to PDWK stock certificates representing 100% of the Changda Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Changda Shares, PDWK shall issue and exchange with Changda Shareholders  Fifty Three Million Five Hundred Ninety-nine Thousand Nine Hundred Sixty Five (53,599,965) of common stock of PDWK.

Section 1.4

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PDWK

PDWK hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1

Corporate Organization

PDWK is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by PDWK or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of PDWK (a "PDWK Material Adverse Effect");

Section 2.2

Capitalization of PDWK. The authorized capital stock of PDWK consists of (a) 100,000,000  shares of Common Stock, par value $0.001 per share, of which 8,800,000 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid.  As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of PDWK.

Section 2.3

Subsidiaries and Equity Investments. PDWK has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4

No Conflict or Violation. The execution, delivery and performance of this Agreement by PDWK do not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which PDWK is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of PDWK, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which PDWK is bound.

Section 2.5

Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by PDWK or the performance by PDWK of its obligations hereunder.

Section 2.6

Absence of Certain Changes or Events. Since its inception:

a.

As of the date of this Agreement, PDWK does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of PDWK;

b.

there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of PDWK; and

c.

there has not been an increase in the compensation payable or to become payable to any director or officer of PDWK.

Section 2.7

Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of PDWK in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.8

Absence of Changes; No Undisclosed Liabilities. Except as disclosed in any Form 10-K and Form 10-Q, PDWK has not incurred any liability material to PDWK on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of PDWK which has had, or is reasonably likely to have, individually or in the aggregate, a PDWK Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by PDWK to Changda pursuant hereto); or subsequent to the date hereof, will not conduct its business and operations other than in the ordinary course of business and consistent with past practices. PDWK has no liability (and PDWK is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a PDWK Material Adverse Effect on PDWK) except for (a) liabilities set forth on the face of the most recent balance sheet included in the PDWK Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

Section 2.09

Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of PDWK to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.10

Securities Laws. As of the date hereof, PDWK has complied in all material respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to PDWK and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.11

Tax. PDWK has paid all taxes due to date, if any.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CHANGDA

Changda  represents, warrants and agrees as follows:

Section 3.1

Corporate Organization.

Changda is duly organized, validly existing and in good standing under the laws of the Marshall Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Changda or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Changda (a “Changda Material Adverse Effect”). As of the date of this Agreement, Changda owns, directly or indirectly, One Hundred Percent (100%) of the issued and outstanding equity or voting interests in the following companies: Changda Fertiliser, Changda Chemical, Changda Fengtai, and Changda Heze (collectively the “Changda Subsidiaries”). Each of the Changda Subsidiaries are duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (“PRC”) and have all requisite corporate power and authority to own their properties and assets and to conduct their business as now conducted and are duly qualified to do business, are in good standing in each jurisdiction wherein the nature of the business conducted by Changda Subsidiaries or the ownership or leasing of their properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Changda Subsidiaries (a "Changda Subsidiaries Material Adverse Effect")

Section 3.2

Authorization and Validity of Agreements. Changda has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Changda and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Changda are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Changda Shareholders have approved this Agreement on behalf of Changda and no other stockholder approvals are required to consummate the transactions contemplated hereby.

Section 3.3

No Conflict or Violation. The execution, delivery and performance of this Agreement by Changda does not and will not violate or conflict with any provision of the constituent documents of Changda, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Changda is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Changda nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Changda is bound.

Section 3.4

Access to Properties and Records. Changda shall afford PDWK’s accountants, counsel and authorized representatives, and PDWK shall afford to Changda's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

ARTICLE IV

CONDITIONS TO OBLIGATIONS OF CHANGDA AND CHANGDA SHAREHOLDERS

The obligations of Changda and the Changda Shareholders to consummate the transactions contemplated by the Definitive Agreements shall be subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Changda  in their sole discretion:

Section 4.1

Representations and Warranties of PDWK. All representations and warranties made by PDWK in this Agreement as well as the Definitive Agreements  shall be true and correct on and as of the Closing Date as if again made by PDWK as of such date.

Section 4.2

Agreements and Covenants. PDWK shall have performed and complied in all material respects to all agreements and covenants required by this Agreement and the Definitive Agreements to be performed or complied with by it on or prior to the Closing Date.

Section 4.3

Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 4.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of PDWK shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF PDWK

The obligations of PDWK to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by PDWK in its sole discretion:

Section 5.1

Representations and Warranties of Changda and Changda Shareholders. All representations and warranties made by Changda in this Agreement and the Definitive Agreements shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 5.2

Agreements and Covenants. Changda and Changda Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement and the Definitive Agreements to be performed or complied with by it on or prior to the Closing Date.

Section 5.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 5.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Changda or Changda’s  Subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5.

Other Closing Documents. PDWK shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Changda or in furtherance of the transactions contemplated by this Agreement as PDWK or its counsel may reasonably request.

ARTICLE VI

TERMINATION

SECTION 6.1

Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by either Party, with or without cause.  In the event that the transactions anticipated by this Agreement do not close for any reason, or for no reason, this Agreement shall terminate and no Party shall have any further rights or obligations hereunder.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1

Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement shall terminate upon execution of the Definitive Agreements.

Section 7.2

Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 7.3

Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 7.4

Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 7.5

Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 7.6

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed one and the same agreement.

Section 7.7

Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Changda International,Ltd.

By:	/s/ Jan Panneman /s/

Print Name:	Jan Panneman

Title:	Director
Promodoeswork.com, Inc.
By:	/s/ Louis Waldman /s/

Print Name:	Louis Waldman

Title:	President